                                                                 EXHIBIT m(1)(b)

                                 AMENDMENT NO. 1
              FOURTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Fourth Amended and Restated Master Distribution Plan (the "Plan"), dated as of July 1, 2000, pursuant to Rule 12b-1 of AIM Investment Securities Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
              FOURTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS
          (CLASS A SHARES, CLASS C SHARES AND AIM CASH RESERVE SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                             MINIMUM            MAXIMUM           MAXIMUM
         PORTFOLIO                                         ASSET BASED          SERVICE          AGGREGATE
         CLASS A SHARES                                   SALES CHARGE            FEE               FEE
         --------------                                   ------------            ---               ---
        AIM High Yield Fund                                    0.00%             0.25%             0.25%
        AIM High Yield Fund II                                 0.00%             0.25%             0.25%
        AIM Income Fund                                        0.00%             0.25%             0.25%
        AIM Intermediate Government Fund                       0.00%             0.25%             0.25%
        AIM Limited Maturity Treasury Fund                     0.00%             0.15%             0.15%
        AIM Municipal Bond Fund                                0.00%             0.25%             0.25%
        AIM Total Return Bond Fund                             0.10%             0.25%             0.35%

                                                             MINIMUM            MAXIMUM           MAXIMUM
                                                           ASSET BASED          SERVICE          AGGREGATE
         CLASS C SHARES                                   SALES CHARGE            FEE               FEE
         --------------                                   ------------            ---               ---
        AIM High Yield Fund                                    0.75%             0.25%             1.00%
        AIM High Yield Fund II                                 0.75%             0.25%             1.00%
        AIM Income Fund                                        0.75%             0.25%             1.00%
        AIM Intermediate Government Fund                       0.75%             0.25%             1.00%
        AIM Money Market Fund                                  0.75%             0.25%             1.00%
        AIM Municipal Bond Fund                                0.75%             0.25%             1.00%
        AIM Total Return Bond Fund                             0.75%             0.25%             1.00%

        AIM CASH RESERVE SHARES
        -----------------------
        AIM Money Market Fund                                  0.00%             0.25%             0.25%


--------------------------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio (or Class thereof)."

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December _____, 2001

                                        AIM  INVESTMENT SECURITIES FUNDS
                                        (on behalf of its Class A and
                                        Class C Shares)



Attest:                                 By:
       --------------------------          -------------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President